SIXTH MODIFICATION TO
                   REVOLVING CREDIT LOAN & SECURITY AGREEMENT
                            (ACCOUNTS AND INVENTORY)

          This SIXTH MODIFICATION TO LOAN & SECURITY AGREEMENT AND INVENTORY RIDER (this "Modification") is entered into as of May 23, 2000 by and between HANSEN BEVERAGE COMPANY a Delaware corporation ("Borrower") and COMERICA BANK-CALIFORNIA, a California corporation ("Bank").

                                    RECITALS

          A. Borrower and Bank have previously entered into that certain Revolving Credit Loan & Security Agreement (Accounts and Inventory) dated as of May 15, 1997 (as modified, the "Loan Agreement"), together with those certain documents entitled Inventory Rider (Revolving Advance), Equipment Rider and Environmental Rider, all dated as of May 15, 1997 and those certain UCC-1 Financing Statements filed with various states.

          B. In addition to the Collateral as defined in the Loan Agreement, the obligations of Borrower under the Loan Agreement are and were also secured by that certain Security Agreement in License Agreement and Other Agreements dated May 15, 1997 (the "License Security Agreement").

          C. Hansen Natural Corporation (sometimes referred to as "Hansen Natural"), a Delaware corporation, and CVI Ventures, Inc. (sometimes referred to as "CVI"), a Delaware corporation (sometimes, collectively, "Guarantors") have each executed those certain Guaranties, each dated as of May 15, 1997 (respectively, the "Hansen Guaranty" and the "CVI Guaranty", which are sometimes hereinafter collectively referred to as the "Guaranties"). Pursuant to the Guaranties, Guarantors guaranteed the obligations that are or may be owing to Bank by Borrower, as set forth more completely in the Guaranties.

          D. The Loan Agreement has been modified pursuant to that certain First Modification to Revolving Credit Loan and Security Agreement (Accounts and Inventory) dated May 11, 1998 the "First Modification").

          E. The Loan Agreement has been further modified pursuant to that certain Second Modification to Revolving Credit Loan and Security Agreement dated July 27, 1998 (the "Second Modification").

          F. The Loan Agreement has been further modified pursuant to that certain Third Modification to Revolving Credit Loan and Security Agreement dated December 1, 1998 (the "Third Modification").

          G. In conjunction with the execution of the Third Modification, Borrower and Bank also entered into those certain documents, respectively entitled Inventory Rider (the "Inventory Rider") and addendum to Revolving Credit Loan and Security Agreement, both also dated as of December 1, 1998.

          H. The Loan Agreement has been further modified pursuant to that certain Fourth Modification to Revolving Credit Loan and Security Agreement dated March 28, 2000 (the "Fourth Modification").

          I. The Loan Agreement has been further modified pursuant to that certain Fifth Modification to Revolving Credit Loan and Security Agreement dated April 27, 2000 (the "Fifth Modification").

          J. Pursuant to the Loan Agreement, Bank has made available to Borrower a line of credit based on a formula (the "Formula Based Line of Credit '). The amount available under the Formula Based Line of Credit was calculated by the sum of (1) ninety percent of the Eligible Accounts; plus (2) the Inventory Sublimit (as defined in Recital K below), in an aggregate principal amount not to exceed Three Million Dollars ($3,000,000) at any one time, as further provided in the terms and conditions set forth more completely in the Loan Agreement

          K. Pursuant to the terms of the Inventory Rider, and as part of the Formula Based Line of Credit, Bank has provided Borrower with a loan facility based on advances against Borrower's Inventory (the "Inventory Sublimit"), which was calculated based on fifty-five percent (55%) of the lower of the cost or the value of Borrower's Inventory, but in any event not to exceed the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000) at any time, as further provided in the terms and conditions set forth more completely in the Inventory Rider and the Loan Agreement.
          L. As of May 15, 2000, the principal balance of the Formula Based Line of Credit was Five Hundred Ninety Five Thousand Dollars ($595,000).

          M. All of the documents referred to above, and those executed therewith or thereafter, are sometimes hereinafter collectively referred to as the "Loan Documents".

          N. Borrower is a distributor of natural soda and other non-alcoholic beverages.

          0. Borrower and Bank have agreed to modify the Loan Documents in certain respects, by, among other things, converting the Formula Based Line of Credit provided for in the Loan Agreement and the Inventory Rider to a non-formula based line of credit (the "Non-Formula Based Line of Credit") on the terms and conditions set forth below.

                                    AGREEMENT

          For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as set forth below.

          I. Incorporation by Reference; Definitions. The foregoing Loan Documents and the Recitals are incorporated herein by this reference as though set forth in full herein. Any term not defined herein shall have the meaning given in the Loan Documents.

          2. Modifications to the Loan Agreement. The Loan Agreement is hereby modified as set forth below.

          2.1 Modification of Section 2.1 of the Loan Agreement to Provide for Conversion of the Formula Based Line of Credit to a Non-Formula Based Line of Credit. Section 2.1 of the Loan Agreement is hereby modified by deleting it in its entirety and substituting the following provision:

          "Notwithstanding any prior agreement to the contrary, upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, and irrespective of any Borrowing Base defined herein, Bank shall lend to Borrower an amount not to exceed the principal sum of Three Million Dollars ($3,000,000) at any one time, with any amount in 'excess thereof being referred to hereinafter as an 'Overadvance')."

          2.2 Modification of the First Sentence of Section 3.1 of the Loan Agreement. The first sentence of Section 3.1 of the Loan Agreement is hereby modified by deleting it in its entirety and substituting the following provision:

          "This Agreement shall remain in full force and effect until May 1, 2002, unless earlier terminated by Borrower."

          2.3 Modification of Section 6.15 (c) of the Loan Agreement to Eliminate Certain Reporting Requirements. Section 6.15 (c) of the Loan Agreement is hereby modified by deleting it in its entirety and replacing it with the following provision:

          "Notwithstanding any prior agreement to the contrary, Borrower shall not be under any obligation to provide Bank with the following reports:
(1) Accounts receivable or payable aging reports;
(2)      Inventory reports; and
(3)      Borrowing Base reports."

          2.4 Modification of the Loan Agreement to Add New Section 6.25 to Eliminate Required Audits Absent An Event of Default or Default. The Loan Agreement is hereby modified to add the following provision as Section 6.25 of the Loan Agreement:

          "Notwithstanding any prior agreement to the contrary, the Loan Agreement and in particular Section 6.1 are hereby modified to provide that absent the occurrence of an event of default or default under the Loan Documents which is continuing, Bank shall not require that Bank be permitted to conduct audits of the Accounts or Inventory of Borrower. In the event of the occurrence of an Event of Default or Default by Borrower under the Loan Documents, Bank shall be entitled to conduct such audits of Borrower's Accounts and Inventory as Bank reasonably may require, at Borrower's expense."

          3. Deletion of the Inventory Rider. In light of the conversion of the Formula Based Line of Credit to a Non-Formula Based Line of Credit pursuant to this Modification, the Inventory Rider is hereby deleted and is no longer an operative document between Bank and Borrower.

          4. No Modification of Other Obligations; No Effect on Collateral. Except as is otherwise specifically set forth herein or in any document executed in connection herewith, the Loan Agreement and the Loan Documents are and shall remain unmodified and in full force and effect, and are hereby ratified and confirmed. Nothing herein shall be deemed to affect in anyway the Collateral that secures the obligations under the Loan Agreement (as modified by this Modification) or under any other agreement now or in the future.

          5. Conflicts. If any conflict exists between the provisions of the Loan Documents and the provisions of this Modification, the provisions of this Modification shall control.

          6. Ratification of the Guaranties and Security Therefor. By executing this Modification below where indicated, Guarantors acknowledge and agree that they have read and are familiar with, and consent to, all of the terms and conditions of this Modification. In light of the foregoing, by executing this Modification, Guarantors further confirm and agree that all of the terms and provisions of the Guaranties are ratified and reaffirmed, and that the Guaranties shall and do continue in full force and effect. Although Bank has informed Guarantors of the terms of this Modification, Guarantors understand and agree that Bank has no duty whatsoever to do so, nor to seek this or any future acknowledgment, consent, or reaffirmation, and that nothing contained herein is intended to, or shall create, such a duty on the part of Bank as to any transactions hereafter.

          7: Further Assurances Borrower agrees to make and execute such other Documents and/or take such other action and/or provide such further assurances as may be requested by Bank in connection with the Obligations or as may be necessary or required to effectuate the terms and conditions of this Modification and any documents executed in connection herewith.

          8. Future Modifications. Neither Us Modification nor any document executed herein entitles, or implies any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Modification or the Loan Documents. Any modifications hereto or to the Loan Documents shall be in writing and signed by the parties.

          9.  Integration.  This  Modification  and any  documents  executed  in
     connection   herewith  are   integrated   agreements,   and  supersede  all
     negotiations and agreements regarding the subject matter hereof and thereof, and taken together with the Loan Documents and any documents executed in connection herewith, constitute the final agreement of the parties with respect to the subject matter hereof and thereof.

          IN WITNESS WHEREOF, the parties have caused this Modification to be executed as of the day and year first written above.

HANSEN BEVERAGE COMPANY
By: /s/ Rodney Sacks
Title: Chairman

COMERICA BANK-CALIFORNIA
By:  /s/ James Bradley
By: James Bradley
Its: Vice President

CONSENT OF GUARANTORS:
HANSEN NATURAL CORPORATION
By: /S/ Rodney Sacks
Title: Chairman

Hard E Beverage Co. formerly
CVI Ventures, Inc.
By: /s/ Rodney Sacks
Its: Chairman